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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

          Provident National Assurance Company Separate Account B
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

Provident National Assurance Company Separate Account B
1 Fountain Square, Chattanooga, Tennessee  37402  Telephone: (423)755-8913



                                  May 12, 2000



The Annual Meeting of Contractowners who hold contracts issued pursuant to Provident National Assurance Company Separate Account B will be held at 9:00 a.m. on June 13, 2000, at the UnumProvident Corporation building, Investment Conference Room, 6N, 1 Fountain Square, Chattanooga, Tennessee 37402. You have the right to cast votes at this meeting.

Enclosed are the Notice of Annual Meeting, Proxy Statement and Proxy Card. Please sign and return the proxy in the enclosed envelope so that it will be received by the Board of Managers of Separate Account B NO LATER THAN June 12, 2000. You may keep all other material. If you are present at the meeting, you may vote in person even though you have sent in your proxy.

Your contract/certificate number and the total number of votes you may cast are shown above on the proxy.


                                  Yours sincerely,


                                  /s/ Susan N. Roth
                                  ----------------------------
                                  Susan N. Roth
                                  Secretary, Board of Managers

Enclosures

PROVIDENT NATIONAL ASSURANCE COMPANY SEPARATE ACCOUNT B
1 Fountain Square, Chattanooga, Tennessee  37402
Telephone: (423) 755-8913



                              Mailed May 12, 2000


                  NOTICE OF ANNUAL MEETING OF CONTRACTOWNERS
                                 June 13, 2000



Notice is hereby given of a meeting of the owners of contracts for which reserves are held in Separate Account B (the "Separate Account") of Provident National Assurance Company (the "Company"), which meeting shall be held at 9:00 a.m. on Tuesday, June 13, 2000, at the UnumProvident Corporation building, Investment Conference Room, 6N, 1 Fountain Square, Chattanooga, Tennessee 37402. The purpose of the meeting is to consider the following:

1. Election of three (3) members of the Board of Managers of the Separate Account whose terms shall run until the next annual meeting or until their successors are duly elected and qualified;

2. Ratification of the selection and appointment of Ernst & Young LLP as independent auditors for the Separate Account; and

3. Transaction of such other business as may properly come before the meeting and any adjournment thereof.

The date fixed by the Board of Managers as the record date for the determination of contract owners entitled to notice of and to vote at the meeting is at the close of business on May 1, 2000. A contract owner will be entitled to vote only if he was the owner on the record date and is still the owner on the date of the meeting.

It is important that your vote be represented at the meeting. Please refer to the enclosed material for detailed information on voting procedures and return the proxy card as soon as possible.


                                   /s Susan N. Roth
                                   ----------------------------
                                   Susan N. Roth
                                   Secretary, Board of Managers



Enclosures

                                PROXY STATEMENT


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Managers of Provident National Assurance Company Separate Account B (the "Separate Account") for use at the Annual Meeting of Contractowners to be held on Tuesday, June 13, 2000, at 9:00 a.m. at the UnumProvident Corporation building, Investment Conference Room, 6N, 1 Fountain Square, Chattanooga, Tennessee 37402. The cost of soliciting the proxies will be borne by Provident National Assurance Company (the "Company"). Proxies may be solicited by telephone, by mail or in person by directors, officers, agents, or regular employees of the Company who will not be compensated for such services. The Administrator has also contracted with Management Information Services, and ADP Company ("MIS") to provide proxy mailing and collection services to the Separate Account. The costs of these services will be paid by the Administrator. Contractowners may revoke their proxies at any time prior to the voting thereof by submitting written notice of revocation to the Company at 1 Fountain Square, Chattanooga, Tennessee 37402. Any Contractowner attending the meeting may vote in person, whether or not a proxy has been previously submitted.

The annual report to Contractowners covering operations of the Separate Account for the fiscal year ended December 31, 1999, including financial statements has been previously provided.

On the record date, May 1, 2000, there were outstanding 528,397.5610 units of the Separate Account with a total value of $10,111,617.58 entitling the Contractowners to one vote for each dollar of value represented by units credited to such persons as of such record date. Contractowners of record at the close of business on May 1, 2000, who are still Contractowners on June 12, 2000, will be entitled to vote at the meeting.

Units eligible to be voted for which a proxy card is properly signed and returned prior to the beginning of the Annual Meeting will be voted as directed. If directions are not given or directions are not in accordance with the options listed on a signed and returned proxy card, such units will be voted FOR each proposition for which the Board of Managers recommends a vote FOR.

Unsigned or unreturned proxies will not be counted for quorum or voting purposes. For issues as to which it is a choice on the proxy, a vote to abstain will be counted for purposes of determining the existence of a quorum, and counted as an "ABSTENTION" rather than as either a vote "FOR" or "AGAINST."

For purposes of the Annual Meeting, a quorum is the presence in person or by proxy of a majority in interest of the Contractowners. A quorum being present, vote of the majority of the quorum of outstanding units represented in person or by proxy will determine the adoption or rejection of the matters specified in the Notice.

                         ELECTION OF BOARD OF MANAGERS
                                  (Proposal 1)


Contractowners are asked to vote for the re-election of nominees Henry E. Blaine, H. Grant Law and David G. Fussell to serve as members of the Board of Managers until the earlier of the next annual meeting or until their successors are duly elected and qualified. Mr. Blaine has served since 1977, Mr. Law since January, 1991, and Mr. Fussell, the Chairman, since April 1993. None of the nominees owns or has any interest in Separate Account units. Each of the nominees has consented to serve if elected. If any of the proposed nominees should become unavailable for any reason, the Board of Managers may designate another person to serve in his place.


The following table sets forth present position and principal occupation(s) of each nominee:

                                                    Present Positions and Principal
Nominees                                            Occupations During Last Five Year
--------                                            ---------------------------------
David G. Fussell*                                   Chairman of the Board of Managers; Vice President,
1 Fountain Square                                   Private Placements, Provident Investment
Chattanooga, Tennessee  37402                       Management, LLC, UnumProvident Corporation,
Age:  52                                            Provident Life and Accident Insurance
                                                    Company; Provident Life and Casualty
                                                    Insurance Company

Henry E. Blaine#                                    Board Member; B&B Enterprises, Partner
2418 90th Street, NW
Bradenton, Florida  34209
Age:  70

H. Grant Law, Jr.#                                  Board Member; President, Newton
213 W. Fleetwood Drive                              Chevrolet, Inc.; President, Newton
Lookout Mountain, Tennessee  37350                  Oldsmobile - GMC Truck Mitsubishi, Inc.
Age:  53


#NOTE: Member:  Audit Committee.

*NOTE: Interested person of Separate Account B as that term is defined in the Investment Company Act of 1940 by virtue of his being an officer of the Investment Adviser.

The Separate Account does not have a nominating committee.

Mr. Fussell is an affiliated person of the Separate Account and the Company. Susan N. Roth, Secretary of the Board of Managers, also serves as Secretary of the Company.

During 2000 there were four meetings of the Board of Managers and two meetings of the Audit Committee.

                REMUNERATION OF MEMBERS OF THE BOARD OF MANAGERS


The Company, pursuant to its Underwriting Agreement with the Separate Account, paid all expenses relative to the operation of the Separate Account including Board of Managers fees. Accordingly, no member of the Board of Managers receives any remuneration from the Separate Account. The Company paid aggregate fees of $4,000, payable on a monthly basis, to members of the Board of Managers for service during 1999. Each Board member, other than Mr. Fussell, will receive $2,000 per year for serving on the Board. Mr. Fussell received no remuneration from the Company based on his membership on the Board.


            THE SEPARATE ACCOUNT, THE COMPANY AND THE ADMINISTRATOR

Information about the Separate Account:

The Separate Account is an open-end diversified investment company registered under the Investment Company Act of 1940 (the "Act"), and is a separate account through which the Company sets aside, separate and apart from its general assets, assets attributable to its variable annuity contracts (which ceased to be actively marketed in 1984).

Information about the Company:

The Company is a wholly owned subsidiary of UnumProvident Corporation ("UnumProvident"), formerly Provident Companies, Inc. UnumProvident was organized in 1995 under the laws of Delaware and is the parent holding company for a group of insurance companies that collectively operate in all 50 states, the District of Columbia, all the provinces and territories of Canada and Puerto Rico. UnumProvident, through its subsidiaries, is the largest provider of individual disability insurance and the second largest overall disability insurer in North America. It also provides a complementary portfolio of life insurance products, including life insurance, employer and employee paid group benefits and related services. The Company is a Tennessee stock life insurance company. The Company serves as insurer, principal underwriter, and as an investment adviser to the Separate Account.

The Company has historically also served as administrator of the Separate Account. On April 29, 1998, the Board of Managers approved a Separate Account Administrative Services Agreement, dated May 15, 1998, between the Company and The Variable Annuity Life Insurance Company ("VALIC"), whereby VALIC became the Administrator of the Separate Account. The change in administrator did not result in any changes in administration and sales fees. On a periodic basis, the Administrator reports to the Board of Managers on the Separate Account and on the services provided pursuant to the Agreement.


          INVESTMENT SUB-ADVISER AND INVESTMENT SUB-ADVISORY AGREEMENT

Information about Provident Investment Management, LLC ("PRIMCO"):

PRIMCO is a Tennessee limited liability company organized in October 1997. It is owned by Provident and one of its subsidiaries, The Paul Revere Life Insurance Company ("Paul Revere Life"). PRIMCO is registered with the SEC as an investment adviser. Its principal offices are located at 1 Fountain Square, Chattanooga, Tennessee 37402. Its predecessor was The Paul Revere Investment Management Company, with whom it was merged in 1997. The managers of PRIMCO are also officers of the Company. The members of the Board of Governors of PRIMCO are officers of the Company. The personnel employed by PRIMCO consist primarily of individuals who were previously employed in the investment operations of UnumProvident or its insurance subsidiaries, and who were contributed to

PRIMCO under a Contribution Agreement between Provident Life and Accident Insurance Company and Paul Revere Life, respectively, and PRIMCO in consideration for their respective interests in PRIMCO.

As well as providing investment management services to the UnumProvident, PRIMCO also provides investment management services to other insurance companies. As of December 31, 1999, PRIMCO had over $24.9 billion in assets under management.

Information about the Sub-Advisory Agreement:

Under the Investment Advisory Agreement, the Company is specifically authorized to employ one or more sub-advisers in connection with the services to be performed and obligations to be assumed by the Company. Pursuant to that authority, the Company entered into the Sub-Advisory Agreement effective June 25, 1998.

Under the Sub-Advisory Agreement, PRIMCO, subject to the supervision of the Company and the Board of Managers of the Separate Account, is responsible for providing investment advisory services to the Company for the portfolio of the Separate Account in accordance with investment objectives and guidelines provided by the Company. In providing these services, PRIMCO is authorized to buy, sell, exchange, convert and otherwise trade in securities in the portfolio, and place orders for the execution of such transactions with or through such brokers, dealers, or issuers as it selects. PRIMCO provides the Company with a value of the portfolio on a daily basis. PRIMCO provides such reports to the Company and the Board of Managers as are reasonably required, and attends meetings of the Board of Managers on a quarterly basis.

For providing such investment sub-advisory services, the Company pays PRIMCO compensation in the amount of .15% per annum, based on the average market value of the Separate Account as of the last business day of each calendar month in the quarter. The fee is payable quarterly by the Company.

The Sub-Advisory Agreement provides that it shall continue in effect for an initial term ending June 30, 1999, and thereafter from year to year so long as its continuance is approved at least annually by (a) a vote of a majority of the Board of Managers of the Separate Account or by the vote of a majority of the outstanding units of the Separate Account and (b) by the vote of a majority of the members of the Board of Managers of the Separate Account who are not parties to the Investment Advisory Agreement or the Sub-Advisory Agreement or interested persons (as defined in the Act) of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval. The Sub-Advisory Agreement was most recently approved by the Board of Managers including a majority of the members of the Board of Managers who are not parties to the Investment Advisory Agreement or the Sub-Advisory Agreement or interested persons on January 27, 2000.

Any Amendment to the Sub-Advisory Agreement must be approved by (i) the Board of Managers of the Separate Account or by the vote of a majority of the outstanding Units of the Separate Account, and (ii) the majority of those members of the Board of Managers of the Separate Account who are not parties to the Advisory Agreement or the Sub-Advisory Agreement, as the case may be, or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such an approval. The Sub-Advisory Agreement may be terminated without penalty by the Board of Managers of the Separate Account or by vote of a majority of the outstanding units of the Separate Account, upon 30 days' written notice to the Company, and it terminates automatically in the event of its assignment (as defined in the Act). The Sub-Advisory Agreement also provides that PRIMCO shall not be subject to any liability in connection with the performance of its services under the agreement in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its respective obligations or duties.

              INVESTMENT ADVISER AND INVESTMENT ADVISORY AGREEMENT

Information about the Investment Advisory Agreement:

On April 12, 1977, the Contractowners approved, and on April 11, 1978, amended, an Investment Advisory Agreement, dated March 21, 1977, in compliance with the
requirements of the Investment Company Act of 1940.   The most recent approval
of the Investment Advisory Agreement with the Company by the Board of Managers, including a majority of members who are not parties to the agreement nor interested persons of such parties, occurred on January 27, 2000.

Pursuant to the Investment Advisory Agreement between the Company and the Separate Account, the Company continuously provides the Board of Managers of the Separate Account with an investment program and recommendations on the purchase and sale of investments for its consideration. The Company has the responsibility for placing orders for purchases and sales. For providing investment advice, the Company, under the Investment Advisory Agreement, receives a monthly fee in an amount equal to .0020% of the value of the Separate Account each business day (approximately 0.50% on an annual basis). The aggregate amounts deducted by the Company during fiscal years 1997, 1998, and 1999 were $72,873, $75,117, and $90,919 respectively, for investment advice.

The Investment Advisory Agreement:

1. May not be terminated by the Company without the prior approval of a new investment advisory agreement by a majority of the outstanding voting securities of the Separate Account, but may be terminated without the payment of any penalty, on 60 days written notice by the Board of Managers or by a majority of the outstanding voting securities of the Separate Account;

2. Shall continue in effect for a period more than two years from the date of its execution, only so long as such continuation is specifically approved at least annually by (a) a majority of the Board of Managers of the Separate Account, or (b) a majority of the outstanding voting securities of the Separate Account; and in either event by a majority of the members of the Board of Managers who are not parties to the Agreement or interested persons of such party, casting their votes in person at a meeting called for the purpose of voting on such approval;

3. Cannot be amended without prior approval by the vote of a majority of the outstanding voting securities of the Separate Account and by a vote of a majority of the members of the Board of Managers, including a vote by a majority of the members of the Board of Managers who are not parties to the agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval; and

4. Will terminate automatically if assigned.

                 PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS OF
                     PROVIDENT NATIONAL ASSURANCE COMPANY


The names and principal occupations of the principal executive officers and directors of the Company are set forth below. The business address of the officers of the Company is Provident National Assurance Company, 1 Fountain Square, Chattanooga, Tennessee 37402, unless otherwise specified.


                        Position with Investment Adviser and
Name                    UnumProvident, and Principal Occupation
----                    ---------------------------------------

James A. Ramsay         President, the Company; Senior Vice President,
                        UnumProvident

J. Harold Chandler      Director, the Company; Chairman, President and Chief
                        Executive Officer, and Director, UnumProvident;
                        Director, AmSouth Bancorporation; Director, Herman
                        Miller, Inc.

Thomas R. Watjen        Executive Vice President - Finance and Risk Management
                        and Director, the Company; Executive Vice President -
                        Finance and Risk Management, UnumProvident.

Elaine D. Rosen         Executive Vice President - Customer Development and
                        Director, the Company; Executive Vice President -
                        Customer Development, UnumProvident.

F. Dean Copeland        Executive Vice President - Legal and Administrative
                        Affairs, and Director, the Company; Executive Vice
                        President - Legal and Administrative Affairs,
                        UnumProvident

John M. Lang, Jr.       Senior Vice President and Treasurer, the Company; Senior
                        Vice President and Treasurer, UnumProvident.

Robert C. Greving       Senior Vice President and Chief Actuary, the Company;
                        Senior Vice President and Chief Actuary, UnumProvident

Vicki W. Corbett        Vice President and Controller, the Company; Vice
                        President and Controller, UnumProvident.

Susan N. Roth           Vice President and Corporate Secretary, the Company;
                        Vice President, Corporate Secretary and Assistant
                        General Counsel, UnumProvident.

James L. Moody, Jr.     Director, the Company; Director, UnumProvident;
                        Director, Empire Co. Ltd.; Director, Staples, Inc.;
                        Director, IDEXX Laboratories, Inc. and several funds of Liberty Colonial group of mutual funds;

Burton E. Sorensen      Director, the Company; Director, UnumProvident;
                        Director, The ServiceMaster Company.

There were no directors or principal executive officers of the Company who owned of record or beneficially more than 5% of the outstanding units in Separate Account B on May 1, 2000.


                    AUDIT COMMITTEE OF THE BOARD OF MANAGERS

The Audit Committee met twice in 1999 and performed the following functions:

   a. Review the scope, plan, timing and results of the audit;

   b. Review with auditors and management the appropriateness and the implementation of applicable procedures for internal auditing, accounting and financial control; and

   c. Review of auditors' opinion and discussion with auditors of their experiences in conducting the audit.


               RATIFICATION OF THE SELECTION AND APPOINTMENT OF
                             INDEPENDENT AUDITORS
                                 (Proposal 2)


On January 27, 2000, the Board of Managers, including a majority of members who are not interested persons of the Separate Account, selected Ernst & Young LLP to continue as independent auditors for the ensuing year. This selection was made pursuant to a recommendation of the Audit Committee of the Separate Account. Ernst & Young LLP has served as independent auditors for the Separate Account since August 21, 1967. This firm is also the independent auditor for the Company. Ernst & Young LLP has no direct or indirect financial interest in the Separate Account. All fees relating to audit services performed for the Separate Account are paid by the Company. A representative of Ernst & Young LLP will be available at the annual meeting and will be allowed to make a statement if he desires and/or respond to appropriate questions. The Board of Managers recommends the ratification of the selection of Ernst & Young LLP to serve until the next annual meeting.


                                   BROKERAGE

The Company has responsibility for placing orders for the purchase and sale of portfolio securities of Separate Account B under its Investment Advisory Agreement. With respect to such purchases and sales, the primary objective is to obtain the most favorable prices and execution of orders on behalf of Separate Account B. With respect to transactions executed in the over-the-counter market, the Company will deal only with principal market makers unless more favorable prices are otherwise available.

The Company does not expect to use any one particular broker or dealer, but subject to obtaining the best prices and executions, brokers who provide statistical information and supplemental research to the Company for pricing and appraisal services utilized by the Company may receive orders for transactions. It is not possible to determine the exact value of such statistical information and supplemental research provided to the Company. The total brokerage commissions paid by the Separate Account during the periods ending December 31, 1997, 1998, and 1999, were $9,871, $4,288, and $7,411, respectively. The portfolio turnover rates for 1997, 1998, and 1999, were 25%, 11%, and 14%, respectively.

                           DISTRIBUTION OF CONTRACTS

On February 1, 1984 the Company ceased making a public offering of variable annuity contracts issued pursuant to Separate Account B. Prior to that time the contracts were distributed through broker-dealers who were registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and were members of the National Association of Securities Dealers, Inc. During 1999, commissions of approximately $ -0- were paid to broker-dealers with respect to the Separate Account variable annuity contracts.


                            CONTRACTOWNER PROPOSALS

To be considered for presentation at the April 10, 2001, Annual Meeting of Contractowners, Contractowners' proposals must be received by the Separate Account at 1 Fountain Square, Chattanooga, Tennessee 37402, no later than January 31, 2001.


                                   LITIGATION

There are no legal proceedings pending to which the Company or the Separate Account is a party, or to which their property is subject.


                                 OTHER MATTERS

The Board of Managers of the Separate Account knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.



                              BY ORDER OF THE BOARD OF MANAGERS


                              /s/ David G. Fussell
                              ---------------------------------
                              David G. Fussell, Chairman

                                     PROXY
            PROVIDENT NATIONAL ASSURANCE COMPANY SEPARATE ACCOUNT B
                         PROXY SOLICITED ON BEHALF OF
                               BOARD OF MANAGERS


The undersigned hereby appoints David G. Fussell and Susan N. Roth or either of them, with full power of substitution and revocation, to represent and to cast the votes of the undersigned as shown on the reverse side at the Annual Meeting of Contractowners of Provident National Assurance Company Separate Account B to be held at 9:00 a.m. on June 13, 2000, and at any adjournment thereof, with respect to the proposals below and as set forth in the Notice.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Contractowners and the Proxy Statement issued by the Board of Managers and revokes any Proxy heretofore given with respect to the votes covered by this Proxy.



                                Dated                , 2000
                                     ----------------



                                [                                              ]

                                Contractowner Signature(s) Title (if Applicable)

This proxy when properly executed will be voted as directed. IN THE ABSENCE OF ACCOMPANYING DIRECTION BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE AND TWO.

           Please vote by filling in the appropriate box(es) below.


1.  ELECTION OF MEMBERS OF THE BOARD OF MANAGERS. Board of Managers                       FOR            WITHHOLD
    favors a vote FOR.                                                            all nominees listed    AUTHORITY
                                                                                     (except as marked
    Henry E. Blaine,  David G. Fussell  and  H. Grant Law                         to the contrary at left)

    INSTRUCTION: To withhold authority to vote for any individual nominee, write           [_]               [_]
    the nominee's name on the space provided below.

    ----------------------------------------------------------------------------           FOR             AGAINST     ABSTAIN
2.  PROPOSAL TO RATIFY THE SELECTION AND APPOINTMENT OF ERNST & YOUNG LLP
    AS THE INDEPENDENT AUDITORS FOR SEPARATE ACCOUNT B.                                    [_]               [_]         [_]
    (Board of Managers favors a vote FOR)

3. In their discretion, upon such other business as may properly come before the meeting and any adjournment thereof.

